UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 22, 2019, SunOpta Grains and Foods Inc. (the “Seller”), a subsidiary of SunOpta Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Pipeline Foods, LLC (the “Purchaser”), pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company’s organic corn and soy business (the "Business") for $66.5 million, subject to certain post-closing adjustments. The transaction closed contemporaneously with the execution of the Agreement.

     The Business formed part of the Company’s North American-based raw material sourcing and supply segment and includes five facilities located in Hope, MN, Blooming Prairie, MN, Ellendale, MN, Moorhead, MN and Cresco, IA. The Company will continue to operate its other North American-based sourcing and supply operations, consisting of sunflower and roasting operations, as well as its European-based international sourcing and supply platform, known as Tradin Organic, which were not part of the sale.

     The Agreement contains certain customary representations, warranties and covenants. In addition, the Agreement contains certain covenants that restrict the ability of the Seller and the Company to engage in competition with the Purchaser and the Business for a period of three years following the Closing Date.

     The foregoing represents a summary of the Agreement, does not purport to include all of the terms of the Agreement, and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement has been filed to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or the Business in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement have been made for the purposes of allocating risk between the parties to the Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Agreement may not constitute the actual state of facts about the Company, the Seller, the Business or the Purchaser. The representations and warranties set forth in the Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or the Business or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     In connection with the closing of the transaction described in Item 1.01 of this report, on February 22, 2019, Mr. John Ruelle, Senior Vice President, RMSS and Corporate Development of the Company, notified the Company of his intention to resign and terminate his position with the Company.

     The Company and Mr. Ruelle plan to enter into a Separation Agreement and Full and Final Release (the “Separation Agreement”) in which Mr. Ruelle’s employment relationship with the Company will terminate as of March 15, 2019. Pursuant to the Separation Agreement and the employment agreements and award agreements previously entered into between the Company and Mr. Ruelle, Mr. Ruelle will be entitled to receive the following:

  Severance pay in the total gross amount of $640,265 to be paid as a salary continuation; and

  If Mr. Ruelle elects COBRA, the Company will pay the employer portion and COBRA fees for medical and dental coverage for up to eighteen (18) months.

     The Company will apply standard tax and other applicable withholdings to payments made to Mr. Ruelle. The Company also will pay Mr. Ruelle accrued but unused vacation, regardless of whether Mr. Ruelle signs the Separation Agreement.

     Mr. Ruelle’s right to receive the consideration and benefits is contingent upon Mr. Ruelle’s agreeing to (and not revoking) a release of claims against the Company, and to that end the Separation Agreement contains a release and waiver of claims for the benefit of the Company, pursuant to which Mr. Ruelle agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement.

     In consideration for the payment and benefits provided under the Separation Agreement, Mr. Ruelle is also subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from soliciting the customers or employees of the Company.

     Mr. Ruelle shall have the right to revoke the Separation Agreement by giving written notice to the Company within fifteen (15) days after signing the Separation Agreement. In the event of any such revocation, the Separation Agreement will no longer be effective and Mr. Ruelle will not receive the payment and benefits listed above.

     The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 30, 2019.

ITEM 7.01 REGULATION FD DISCLOSURE

     A copy of the Company’s press release announcing the execution of the Agreement described in Item 1.01 of this report is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1+	Asset Purchase Agreement, dated as of February 22, 2019, by and between Pipeline Foods, LLC and SunOpta Grains and Foods Inc.

99.1	Press Release dated February 25, 2019.

+ Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. the Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date:	February 26, 2019